Exhibit 10.3

THE CHEESECAKE FACTORY INCORPORATED
AMENDED AND RESTATED ANNUAL PERFORMANCE INCENTIVE
PLAN
MARCH 11, 2002
AMENDED AND RESTATED MARCH 24, 2005

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TABLE OF CONTENTS
(continued)

			Page

	5.2	Pro-Rata Grants	5
	5.3	Unforeseen Circumstances of Participant	5
	5.4	Adjustments	5
	5.5	Amendment or Termination of Plan	5

VI.	MISCELLANEOUS		6
	6.1	Assignability	6
	6.2	Expenses	6
	6.3	Gender	6
	6.4	Governing Laws	6
	6.5	No Guarantee of Employment	6
	6.6	No Right to Award	6
	6.7	Payment of Taxes	6
	6.8	Section Headings	6
	6.9	Severability	6
	6.10	Term of Plan	6

VII.	EXECUTION OF PLAN		6

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I.     STATEMENT OF PURPOSE

                         The purposes of the Plan are to:

                         (a)          challenge management to make decisions and to take actions to advance the Company to meet its goals;

                         (b)          retain and motivate management; and

                         (c)          focus management’s attention on setting and achieving clearly defined and attainable corporate and business unit performance objectives.

II.     DEFINITIONS

                         The following terms, when used herein, shall have the meanings indicated in this Section unless different meanings are clearly required by the context of the Plan.

          2.1          Award:  “Award” means any bonus, award, or other compensation granted to a Participant under the terms of this Plan.

          2.2          Base Salary:  “Base Salary” means the aggregate base annualized salary of a Participant from the Company and all of its subsidiaries with respect to the Fiscal Year exclusive of any commissions or other actual or imputed income from any Company-provided benefits or perquisites, other bonuses or incentive awards by the Company and calculated prior to any reductions for salary deferrals pursuant to any deferred compensation plan or contributions qualifying under Section 401(k) of the Code.

          2.3          Board:  “Board” means the Board of Directors of the Company.

          2.4          Code:  “Code” means the Internal Revenue Code of 1986, as amended.

          2.5          Committee:  “Committee” means a committee consisting solely of two (2) or more directors who are considered “outside directors” for purposes of Section 162(m) of the Code and the Regulations thereunder.  So long as the Compensation Committee of the Board satisfies such criteria, the Compensation Committee of the Board shall be the Committee under the Plan.

          2.6          Company:  “Company” means The Cheesecake Factory Incorporated, a Delaware corporation, and any related or successor organization that adopts this Plan.

          2.7          Discretionary Bonus:  “Discretionary Bonus” means an Award, if any, determined as set forth in Section 4.1.

          2.8          Fiscal Year:  “Fiscal Year” means the annual fiscal accounting period adopted by the Company for tax purposes.

          2.9          Limitation Amount:  “Limitation Amount” means the amount set forth in Code Section 162(m).  For 2004, the Limitation Amount is $1,000,000.

          2.10          Other Remuneration:  “Other Remuneration” means all the remuneration paid to a Participant during the taxable year that is taken into account in computing the limitation for the taxable year with respect to the Participant under Code Section 162(m) and the Regulations.

          2.11          Participant:  “Participant” means any employee who has become a Participant in the Plan under Section III.

          2.12          Performance Achievement Bonus:  “Performance Achievement Bonus” means, subject to limitations set forth herein, a stated percent (not to exceed 100%) of each Participant’s Base Salary which may be awarded as an Award to a Participant as a result of achievement of the Performance Incentive Target established for the Participant as set forth in Section 4.2.

          2.13          Performance Incentive Target:  “Performance Incentive Target” means a target established for a Participant for a Fiscal Year which may be described in terms of Company-wide objectives and/or objectives that are related to the performance of the individual Participant or a subsidiary, division, department or function within the Company or subsidiary in which the Participant is employed. Any Performance Incentive Target applicable to Awards to the extent that such an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be limited to specified levels of or increases in the Company’s or subsidiary’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, sales growth, gross margin return on investment, increase in the fair market value or price of the Company’s shares (including, but not limited to, growth measures and total shareholder return), net operating profit, consolidated income from operations, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets.

          2.14          Plan:  “Plan” means The Cheesecake Factory Incorporated Amended and Restated Annual Performance Incentive Plan, as described herein, and all subsequent amendments thereto.

          2.15          Regulations:  “Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended.

III.     PARTICIPATION

          3.1          Eligibility:  Each year, the Committee, in its sole discretion, shall (i) designate, or (ii) to the extent not inconsistent with the terms hereof and Section 162(m) of the Code, delegate to the Chief Executive Officer the right to designate, those employees of the Company or any of its subsidiaries who shall be eligible to receive an Award under the Plan for that Fiscal Year.  Eligible Participants shall include executive officers, other officers, director-level staff employees, restaurant managers and, in the case a Discretionary Bonus, other employees of the Company or any of its subsidiaries.

          3.2          Participation:  Each eligible employee shall become a Participant in the Plan on the date designated by the Committee.

IV.     INCENTIVE AWARDS

          4.1          Discretionary Bonus:  Except as provided in Section 5.3 below, the Committee shall either (i) delegate to the Chief Executive Officer the determination of the amount of the Discretionary Bonus, if any, payable to each eligible Participant (other than the Company’s executive officers) as of the last day of the Fiscal Year, or (ii) make the determination itself. The Chief Executive Officer may make recommendations to the Committee regarding his Discretionary Bonus but shall not be present during voting or deliberations by the Committee with respect to his Discretionary Bonus.  The Committee shall also determine the amount of any Discretionary Bonus of the Company’s other executive officers.  The determination described in this Section 4.1 shall be based solely on the factors deemed appropriate by the Committee or the Chief Executive Officer, as the case may be.  The factors may include the Company’s, subsidiary’s or business unit’s financial results, advancement in research and development, technological achievements, performance beyond preestablished objectives, extraordinary tangible or intangible contributions of the Participant to the Company, a subsidiary, or a business unit, as well as other criteria. The amount of the Discretionary Bonus shall not exceed one hundred percent (100%) of a Participant’s Base Salary.

          4.2          Performance Achievement Bonus:  By no later than the latest time permitted by Section 162(m) of the Code and the Regulations (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period) and while the achievement of the Performance Incentive Target remains substantially uncertain within the meaning of Section 162(m) of the Code and the Regulations, the Committee shall establish, in writing, the specific Performance Incentive Target for a Participant which must be achieved in order to earn a Performance Achievement Bonus (or designated portion thereof) and the formula for computing the Performance Achievement Bonus (or designated portion thereof) if such Performance Incentive Target is achieved. The Performance Incentive Target shall be established in writing by the Committee and shall be applied to a Fiscal Year, as determined by the Committee.

          4.3          Committee Certification:  The Performance Incentive Target and the formula for computing the Performance Achievement Bonus with respect to each Fiscal Year shall be duly communicated to each Participant in accordance with the procedures set forth by the Committee. The Committee shall determine whether the Performance Incentive Target is achieved, and, if so, the Committee shall certify in writing, prior to the payment of any Performance Achievement Bonus (or designated portion thereof) for such Fiscal Year, that such Performance Incentive Target was satisfied. No Performance Achievement Bonus (or designated portion thereof) for such Fiscal Year shall be payable to Participant unless and until the Committee makes a certification in writing with respect to the achievement of the Performance Incentive Target for such Fiscal Year as required by Section 162(m) of the Code and the Regulations thereunder.

          4.4          No Modification of Performance Incentive Target and Formula:  Once the Committee has established, in writing, the Performance Incentive Target which must be achieved in order for the Performance Achievement Bonus (or designated portion thereof) to be earned and the formula for computing the Performance Achievement Bonus (or designated portion thereof), with respect to a Fiscal Year, the Committee shall not have the authority to modify such Performance Incentive Target or formula for computing the Performance Achievement Bonus with respect to such Fiscal Year, except as provided in Section 5.4 below.

          4.5          Form and Timing of Bonus:  Subject to Section 4.7, each Discretionary Bonus and each Performance Achievement Bonus shall be payable to the Participant in cash on the date designated by the Committee or the Chief Executive Officer which date shall be within 2 1/2 months of the end of the Fiscal Year, except that the following shall be payable solely upon approval by the Committee:

(A)	any Discretionary Bonus or Performance Achievement Bonus to the Chief Executive Officer or other executive officer, and
(B)	any Performance Achievement Bonus when the aggregate sum of such Bonus and all Other Remuneration exceeds the Limitation Amount.

          4.6          Limitation:  As described in Section 4.7, Awards shall be awarded in a manner that will not reduce the maximum deduction available to the Company for payments to any Participant in accordance with Section 162(m) of the Code and Regulations thereunder.

          4.7          Reduction of Awards Pursuant to Code Section 162(m):  Unless the material terms of the Performance Incentive Target are disclosed to and approved by the stockholders in accordance with the requirements of Section 162(m) of the Code and the Regulations thereunder, the amount of any Performance Achievement Bonus shall be reduced by the amount necessary for the aggregate sum of (i) the Performance Achievement Bonus and (ii) all Other Remuneration not to exceed the Limitation Amount.  In no event shall any portion (the “Excess Compensation”) of the Discretionary Bonus be paid to the Participant if and to the extent such Excess Compensation, when added together with all Other Remuneration, exceeds the Limitation Amount.  The Company shall establish a bookkeeping account (the “Excess Compensation Account”) for Excess Compensation payable to the Participant.  Interest will be credited to the Excess Compensation Account at the short-term applicable federal rate, as defined in Code Section 1274(d)(1)(C)(i), compounded annually.  If and to the extent in any year all or a portion of the Excess Compensation, when added together with all Other Remuneration, does not exceed the Limitation Amount, the Company shall pay within 120 days of end of such year to the Participant all or a portion of the Excess Compensation that does not exceed the Limitation Amount.  The Company shall pay all of the unpaid Excess Compensation to the Participant from the Excess Compensation Account upon the termination of the Participant’s employment with the Company for any reason.  Notwithstanding the foregoing, no Excess Compensation Account shall be established or continued to be maintained by the Company and no Excess Compensation shall be payable to the Participant if at any time the Committee in its sole discretion determines that the Excess Compensation would be, or is reasonably likely to be, pursuant to Section 409A of the Code, as amended by the American Jobs Creation Act of 2004, or any regulations or guidance promulgated thereunder includible in the Employee’s gross income in a taxable year before the year(s) in which the Employee would actually receive the Excess Compensation.

          4.8          Maximum Performance Achievement Bonus.  In no event shall the maximum Performance Achievement Bonus for any Fiscal Year payable to any one Participant exceed $1million.

V.     ADMINISTRATION

          5.1          Administration by the Committee:   Except as otherwise set forth herein, the Plan shall be administered by the Chief Executive Officer under the direction of the Committee.

          5.2          Pro-Rata Grants:   Except to the extent inconsistent with the provisions of Section 162(m) of the Code and the Regulations thereunder, the Committee shall have the authority to grant a Performance Achievement Bonus that is proportionately or otherwise adjusted based on and consistent with the Performance Incentive Targets to take into account the period of actual service of a Participant that became eligible to join the Plan after the beginning of the Fiscal Year.

          5.3          Unforeseen Circumstances of Participant:   In the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, and not inconsistent with the provisions of Section 162(m) of the Code and the Regulations thereunder.

          5.4          Adjustments:  In the event of a material change in accounting assumptions, principles or practices after the Performance Incentive Target is established, which change affects the Fiscal Year’s results, or in the event of any stock dividend, stock split, combination or exchange of shares of the Company, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin–off, spin–out, split–off, split–up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), or any other corporate transaction or event having an effect similar to any of the foregoing in respect of or materially affecting the applicable Performance Incentive Target, the Committee may, in the manner and to the extent, if any, it deems appropriate and equitable to the Participants and consistent with the terms of the Plan and the provisions of Section 162(m) of the Code and the Regulations thereunder, proportionately adjust any or all of the Performance Incentive Targets, based solely on objective criteria, so as to neutralize, in the Committee’s reasonable judgment, the effect of the change on the applicable pre-established Performance Incentive Target for the Fiscal Year.

          5.5          Amendment or Termination of Plan:  The Plan may be amended or terminated in whole or in part by the Committee in its sole discretion, but no such action shall adversely affect or alter any right or obligation existing prior to such amendment or termination.  The Committee has the authority to interpret the Plan, the terms of any document relating to any Award and may adopt such rules and regulations for carrying out the terms and purposes of the Plan and may take such other actions in the administration of the Plan as it deems advisable. The interpretation and construction by the Committee of any provision of the Plan, any document evidencing an Award, and any rule or regulation adopted by the Committee shall be final and binding.

VI.     MISCELLANEOUS

          6.1          Assignability: No Participant shall have the right to pledge, assign or otherwise dispose of any unpaid portion of any Award.

          6.2          Expenses:  Except as otherwise provided under the provisions of the Plan, all costs and expenses in connection with the administration of the Plan shall be paid by the Company.

          6.3          Gender:  The masculine pronoun wherever used includes the feminine pronoun.

          6.4          Governing Laws:  The Plan shall be construed, administered and enforced according to the laws of the United States and the laws of the State of California to the extent the latter are not preempted by the former.

          6.5          No Guarantee of Employment:  Nothing in this Plan shall be construed as giving any employee of the Company or any subsidiary an agreement or understanding, express or implied, that the Company or any subsidiary shall continue to employ any individual, whether or not a Participant in the Plan.

          6.6          No Right to Award:  Subject to Section 5.3 and unless otherwise expressly set forth in any employment agreement signed by the Company and a Participant, a Participant shall not have any right to any Award hereunder until such Award has been paid to such Participant and the Award shall be conditioned upon a Participant being an employee of the Company on the date designated for payment of the Award.

          6.7          Payment of Taxes:  The Company shall have the right to withhold from any payment to a Participant under this Plan, in cash, all federal, state, city or other taxes as shall be required pursuant to any statute or governmental regulations or ruling.  In connection with such withholding, the Company may make any arrangement consistent with this Plan, as it may deem appropriate.

          6.8          Section Headings:  The headings of this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

          6.9          Severability:  In the event any provision of this Plan shall be considered illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted therein.

          6.10          Term of Plan:  The Plan became effective for the Fiscal Year 1993, and continues on a year-to-year basis, at the sole discretion of the Committee.

VII.     EXECUTION OF PLAN

                         The Board amended and restated this Plan on March 24, 2005, to be effective commencing with Fiscal Year 2005.

                         IN WITNESS WHEREOF, the Company has hereunder caused its name to be signed by its duly authorized officers this 24th day of March 2005.

THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation

By:	/s/ DAVID OVERTON

David Overton
Chairman of the Board, Chief
Executive Officer and President

By:	/s/ DEBBY ZURZOLO

Debby Zurzolo
Executive Vice President and Secretary